Exhibit 99.1
For Immediate Release                                                For more information:
                                        Contact: Michael Doherty
                                        Phone: 949-673-1907
                                        Email: mdoherty@trestlecorp.com

Trestle Engages Doherty & Company to Explore Strategic Opportunities

IRVINE, Calif., May 12, 2005 - Trestle Holdings Inc. (OTCBB:TLHO), a supplier of digital imaging products and solutions for pathology and telemedicine applications, today announced that it has engaged Doherty & Company, an investment banking firm, affiliated with Trestle’s Chairman of the Board, on a retainer basis, to assist the Board of Directors in exploring a range of possible strategic opportunities and alternatives to maximize shareholder value, including acquisitions, joint ventures, capital raises, merger or a possible sale of the Company.
Trestle’s Board of Directors believes that growth in the Company’s core products would be enhanced by greater capital resources, the availability of new and complementary third party product lines and greater market scale. The Board of Directors has authorized its Executive Committee to work with Doherty & Company and consider any strategic options that they may present.

About Trestle Holdings Inc.
Trestle Holdings Inc. develops and sells digital imaging and telemedicine applications to the life sciences markets. The company's products link dispersed users with each other, information databases, and analytical tools. This improved integration drives cost savings and process efficiencies, enables improved pre-clinical and clinical phases of research and development for new drugs, and enhances patient care.
Trestle’s digital imaging products have the potential to transform the pathologist work environment by capturing digital images of tissue samples and enabling the sharing, archiving, and analysis of these images. The company's live microscopy products, allows multiple physicians and scientists to remotely view, navigate, and share high-fidelity microscope images at sub-micron resolution over standard Internet connections, in real time. The company’s slide scanning and imaging products perform high-speed, whole-glass slide digitization for virtual microscopy applications. Trestle’s slide scanning products facilitate image analysis, data management, digital workflow and data association applications for clinical and research customers. For example, for pharmaceutical companies, the Trestle’s products enable improvements to the pre-clinical and clinical phases of research and development through better capture, management and analysis of tissue sample information.
Telemedicine enables the remote delivery of patient care using integrated health information systems and telecommunications technologies. Trestle’s integrated telemedicine products enable scientists, physicians and other medical professionals around the world to service more patients. Trestle’s telemedicine products use proprietary software and standard computer and medical hardware to facilitate remote examination, diagnosis, and treatment of patients through real time integration of voice, video, medical devices, and patient data.

This press release contains statements about expected future events that are forward-looking and subject to risks and uncertainties. For these statements, we claim the safe harbor for "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Factors that could cause actual results to differ and vary materially from expectations include, but are not limited to, our efforts to identify and consummate a successful strategic alternative, and to integrate our recently announce acquisition of the assets of InterScope Technologies, our ability to expand our product offerings and any transition to new products, product quality and availability, any change in business conditions, changes in our sales strategy and product development plans, competitive pricing pressures, continued market acceptance of our products, name recognition of our products, delays in the development of new technology, regulatory approval of certain uses of our products and services, intellectual property and proprietary rights may not be valid or infringe the rights of others, changes in customer buying pattern issues, one-time events and other important factors disclosed previously and from time to time in our filings with the Securities and Exchange Commission. These cautionary statements by us should not be construed as exhaustive or as any admission regarding the adequacy of disclosures made by us. We cannot always predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements. In addition, readers are urged to consider statements that include the terms "believes," "belief," "expects," "plans," "objectives," "anticipates," "intends," "targets," "projections," or the like to be uncertain and forward-looking. All cautionary statements should be read as being applicable to all forward-looking statements wherever they appear. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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